                                                                     Exhibit 4.2



                          THIRD SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 18, 1999

                                     BETWEEN


                             HEALTH CARE REIT, INC.

                                       AND

                                FIFTH THIRD BANK

                   -------------------------------------------

                             HEALTH CARE REIT, INC.

                                     Issuer

                                       to

                                FIFTH THIRD BANK

                                     Trustee

                  ---------------------------------------------

                          Supplemental Indenture No. 3

                           Dated as of March 18, 1999

                  ---------------------------------------------

                                   $50,000,000

                              8.17% Notes due 2006
                 -----------------------------------------------

         SUPPLEMENTAL INDENTURE NO. 3, dated as of March 18, 1999 (the "Supplemental Indenture"), between HEALTH CARE REIT, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and THE FIFTH THIRD BANK, an Ohio banking corporation, duly organized and existing under the laws of the State of Ohio, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has heretofore delivered to the Trustee an Indenture, dated as of April 17, 1997 (the "Senior Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-64877) and incorporated by reference as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-43177) providing for the issuance from time to time of Debt Securities of the Company (the "Securities").

         Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

         Section 901(7) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Senior Indenture.

         The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

         All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:



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


                                   ARTICLE ONE

                    RELATION TO SENIOR INDENTURE; DEFINITIONS

         SECTION 1.1. Relation to Senior Indenture.

         This Supplemental Indenture constitutes an integral part of the Senior Indenture.

         SECTION 1.2. Definitions.

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

         (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the State of Ohio are authorized or required by law, regulation or executive order to close.

         "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt.

         "Capital Lease" means at any time any lease of property, real or personal, which, in accordance with GAAP, would at such time be required to be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a Capital Lease on a balance sheet of such Person under GAAP.

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like tangibles of the Company and its consolidated subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries prepared in accordance with GAAP.

         "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and, for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Senior Indenture, is located at Chase Bank, Four New York Plaza, Ground Floor/Receiving Window, New York, New York 10004.



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

         "DTC" means The Depository Trust Company located at 55 Water Street, 49th Floor, New York, New York, 10041-0099.

         "EBITDA" means for any period, with respect to the Company on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization and (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

         "GAAP" means generally accepted accounting principles.

         "Indebtedness" means with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

         "Interest Coverage" means as of the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four fiscal quarters of the Company ending on such date of determination.

         "Interest Expense" means for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of the Company outstanding at any time during such period.

         "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company except any item of deferred income, including capital gains;

         "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.



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

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

         "Notes" has the meaning specified in Section 2.1 hereof.

         "Person" means an individual, partnership, corporation, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Senior Debt" means all Indebtedness other than Subordinated Debt.

         "Statistical Release" means that statistical release designated "H.15(519)" or any successor publication that is published weekly by the Federal Reserve System and that establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Senior Indenture, then such other reasonably comparable index that shall be designated by the Company.

         "Subordinated Debt" means any unsecured Indebtedness of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such other Indebtedness (to which appropriate reference shall be made in the instruments evidencing such other Indebtedness if not contained therein) to the Notes (and, at the option of the Company, if so provided, to other Indebtedness of the Company, either generally or as specifically designated).



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

         "Tangible Net Worth" means the sum of capital surplus, earned surplus and capital stock, minus deferred charges with GAAP consistently applied.



                                   ARTICLE TWO

                               THE SERIES OF NOTES

         SECTION 2.1. Title of the Securities.

         There shall be one series of Securities designated the "8.17% Notes due 2006" (the "Notes").

         SECTION 2.2. Limitation on Aggregate Principal Amount.

         The aggregate principal amount of the Notes shall be limited to $50,000,000, and, except as provided in this Section and in Section 306 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

         Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 306, 906 and 1304 of the Senior Indenture.

         SECTION 2.3. Interest and Interest Rates; Maturity Date of Notes.

         The Notes will bear interest at a rate of 8.17% per annum. Interest will accrue from March 18, 1999 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1999 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such
Note is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.

         If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.



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         The Notes will mature on March 15, 2006.

         SECTION 2.4. Covenants of the Company.

         (a) The Company will not pledge or otherwise subject to any Lien, any property or assets of the Company or its subsidiaries unless the Notes are secured by such pledge or Lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however that such restriction shall not apply to the following:

                  (i) Liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries;

                  (ii) Pledges or deposits by the Company or its subsidiaries under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Company or its subsidiaries), or leases to which the Company or any of its subsidiaries is a party, or deposits to secure public or statutory obligations of the Company or its subsidiaries or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which the Company or any of its subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

                  (iii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against the Company or any of its subsidiaries which the Company or such subsidiary at the time shall be currently prosecuting an appeal or proceeding for review;

                  (iv) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested in good faith and by appropriate proceedings;

                  (v) Minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties;

                  (vi) Liens incidental to the conduct of the business of the Company or any subsidiary or to the ownership of their respective properties that were not incurred in connection with Indebtedness of the Company or such subsidiary, all of which Liens referred to in this clause (vi) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of the Company and its subsidiaries, and as to all of the foregoing referenced in clauses (ii) through (vi), only to the extent arising and continuing in the ordinary course of business;



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

                  (vii) Purchase money Liens on property acquired or held by the Company or its subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of such property; provided, however, that (A) any such Lien attaches concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property and (D) the aggregate amount of all such Indebtedness on a consolidated basis for the Company and its subsidiaries shall not at any time exceed $1,000,000;

                  (viii) Liens existing on the Company's balance sheet as of December 31, 1996; and

                  (ix) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (ii) through (viii) inclusive; provided, however, that the amount of any and all obligations and Indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

         (b) The Company will not create, assume, incur, or otherwise become liable in respect of, any Senior Debt unless the aggregate outstanding principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrance and after giving effect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base or (ii) 225% of Tangible New Worth.

         (c) The Company will have or maintain, on a consolidated basis, as of the last day of each of the Company's fiscal quarter, Interest Coverage of not less than 150%.

         (d) For purposes of this Section 2.4, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         SECTION 2.5. Optional Redemption.

         (a) The Notes may be redeemed at any time at the option of the Company, in whole or from time to time in part, at a redemption price (the "Redemption Price") equal to the sum of (i) the principal amount of the Notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and
(ii) the Make-Whole Amount, if any, with respect to the Notes (or portion thereof).

         (b) If notice has been given pursuant to Section 1104 of the Senior Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the Redemption Date, such Notes (or any portion thereof) will cease to bear interest on the Redemption Date specified in such notice and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.



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

         (c) The Company will notify the Trustee at least 30 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of such Notes to be redeemed and the Redemption Date. If less than all of the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Notes to be redeemed in whole or in part.

         SECTION 2.6. Places of Payment.

         The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Senior Indenture may be served shall be in (i) the Borough of Manhattan, The City of New York, New York, and the office or agency for such purpose shall initially be Chase Bank, Four New York Plaza, Ground Floor/Receiving Window, New York, New York 10004 and (ii) the City of Cincinnati, Ohio, and the office or agency for such purpose shall initially be located at c/o Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

         SECTION 2.7. Method of Payment.

         Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (a) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto located inside the United States.

         SECTION 2.8. Currency.

         Principal and interest on the Notes shall be payable in Dollars.

         SECTION 2.9. Registered Securities; Global Form.

         The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall be issued in the form of one or more permanent Global Securities. The depositary for the Notes shall be DTC. The Notes shall not be issuable in definitive form except as provided in
Section 305 of the Senior Indenture.

         SECTION 2.10. Form of Notes.

         The Notes shall be substantially in the form attached as Exhibit A hereto.



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

         SECTION 2.11. Registrar and Paying Agent.

         The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

         SECTION 2.12. Defeasance.

         (a) The provisions of Sections 1402 and 1403 of the Senior Indenture, together with the other provisions of Article XIV of the Senior Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Senior Indenture shall apply to the covenants set forth in Section 2.4 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Senior Indenture.

         (b) The Company, at its option (i) will be discharged from any and all obligations in respect to the Notes (except for certain obligations to register the transfer or exchange of the Notes, to replace destroyed, stolen, lost or mutilated Notes, and to maintain an office or agency in respect of the Notes and hold moneys for payment in trust) or (ii) will be released from its obligations to comply with the provisions of Section 2.4 hereof, and the occurrence of an Event of Default pursuant to Section 501 of the Senior Indenture shall no longer be an Event of Default if, in either case, the Company irrevocably deposits with the Trustee, in trust, money or United States Government Obligations that through payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (and premium, if any) and any interest on the Notes on the dates such payments are due (which may include one or more Redemption Dates designated by the Company) in accordance with the terms of such Notes.

         (c) Such a trust may only be established if, among other things, (i) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit, (ii) the Company shall have delivered an Opinion of Counsel to the effect that the holders of the Notes of such series will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit or defeasance and will be subject to United Stated Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Notes and the Notes are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and United States Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect to such payments.



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


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Ratification of Senior Indenture.

         Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2. Governing Law.

         This Supplemental Indenture and the Note shall be governed by and construed in accordance with the laws of the State of Delaware. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3. Counterparts.

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.




                                                 HEALTH CARE REIT, INC.


                                                 By:
                                                    ----------------------------
                                                    EDWARD F. LANGE, JR.
                                                    Vice President, Chief
                                                    Financial Officer and
                                                    Treasurer



                                                 FIFTH THIRD BANK


                                                 By:
                                                    ----------------------------
                                                    CHRISTINE M. SCHAUB
                                                    Vice President



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


                       EXHIBIT A TO SUPPLEMENTAL INDENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered No.                                                  PRINCIPAL AMOUNT
CUSIP No. 42217K AG 1                                                $50,000,000

                             HEALTH CARE REIT, INC.

                               8.17% NOTE DUE 2006

         HEALTH CARE REIT, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company," which term shall include any successor corporation under the Senior Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of FIFTY MILLION DOLLARS on March 15, 2006 and to pay interest on the outstanding principal amount thereon from March 18, 1999, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 1999, at the rate of 8.17% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Senior Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account of the Person entitled thereto located inside the United States.

         Securities of this series are one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 17, 1997, as supplemented by Supplemental Indenture No. 3, dated as of March 18, 1999 (as so supplemented, herein called the "Senior Indenture"), between the Company and Fifth Third Bank (herein called the "Trustee," which term includes any successor trustee under the Senior Indenture), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. This Security is one of the series designated in the first page thereof, limited in aggregate principal amount to $50,000,000.

         The Senior Indenture and the Supplemental Indenture contain provisions for optional defeasance at any time of the payment and discharge of the entire indebtedness of the Company on this Security and upon compliance by the Company with certain conditions set forth in the Senior Indenture, which provisions apply to this Security.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Senior Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Senior Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Senior Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Senior Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Senior Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Senior Indenture and no provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Senior Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Senior Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Senior Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

         All capitalized terms used in this Security which are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.

         THE SENIOR INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, HEALTH CARE REIT, INC. has caused this instrument to be duly executed under its corporate seal.



Dated: March 18, 1999


                                                 HEALTH CARE REIT, INC.


                                                 By:
                                                     --------------------------
                                                     EDWARD F. LANGE, JR.
                                                     Vice President, Chief
                                                     Financial Officer and
                                                     Treasurer

Corporate Seal

Attest:


--------------------------
Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                 FIFTH THIRD BANK,
                                                 as Trustee


                                                 -------------------------------
                                                 CHRISTINE M. SCHAUB,
                                                 Vice President

================================================================================

                                 ASSIGNMENT FORM

                FOR VALUE RECEIVED, the undersigned hereby sells,
                           assigns and transfers unto




PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


-----------------------------------------------------


-----------------------------------------------------
(Please Print or Typewrite Name and Address including
               Zip Code of Assignee)


the within Security of Health Care REIT, Inc. and hereby does irrevocably constitute and appoint _________________________________________ Attorney to

transfer said Security on the books of the within-named Company with full power of substitution in the premises.


Dated: _________________


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.